Exhibit 10.42
SECOND AMENDMENT
to
EMPLOYMENT AGREEMENT (“Agreement”)
between
RONNIE D. KESSINGER
and
TRIAD GUARANTY INC. (“Company”)
     WHEREAS, Section III.1. of the Agreement provides that Employee will perform certain services for the Company through July 15, 2006, unless extended by mutual agreement of the parties; and
WHEREAS, the Agreement has been previously amended to extend through January 15, 2007; and
     WHEREAS, Company has requested and Employee has agreed to extend the time to provide these services for the Company through June 15, 2007 and to revise the rate of compensation; and
     WHEREAS, the parties desire to memorialize the terms of their agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:
1. Section III.1. of the amended Agreement is amended by deleting “January 15, 2007” and substituting “June 15, 2007” therefor and by deleting “$25,000” and substituting “$30,000” therefor.
2. Except as expressly provided in this Amendment or as necessary to effectuate the terms of this Amendment, the terms of the Agreement remain unchanged.
IN WITNESS WHEREOF, the parties hereto have affixed their signatures this 18th day of January 2007.

RONNIE D. KESSINGER	TRIAD GUARANTY INC. TRIAD GUARANTY INSURANCE CORPORATION TRIAD GUARANTY ASSURANCE CORPORATION TRIAD RE INSURANCE CORPORATION

/s/ Ronnie D. Kessenger (SEAL)
Ronnie D. Kessinger

By:	/s/ Mark K. Tonnesen
Mark K. Tonnesen
President and CEO